Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements (No.'s 333-41714, 333-69334, and 333-139999) on Form S-8 of Transgenomic, Inc. and Subsidiary of our report dated March 14, 2012, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Transgenomic, Inc and Subsidiary for the year ended December 31, 2011.

/s/ McGladrey & Pullen, LLP
Omaha, Nebraska
March 14, 2012